Report of Independent
 Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of
Federated Stock and Bond Fund

In planning and performing our
audit of the financial statements
of Federated Stock and Bond
Fund (the "Fund") as of and for
the year ended November 30, 2008,
 in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered the
Fund's internal control over
financial reporting, including
 controls over safeguarding securities,
as a basis for designing our
auditing procedures for the
purpose of expressing our opinion on
the
financial statements and to
comply with the requirements
of Form N-SAR, but not for the purpose
of expressing an opinion on
the effectiveness of the
Fund's internal control
over financial
reporting. Accordingly,
we express no such opinion.

Management of the Fund is
 responsible for establishing
and maintaining effective internal
control
over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
 A company's internal
control over financial reporting is
 a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation
of financial statements for external
purposes in accordance with
generally accepted accounting
principles. A company's internal
control over financial reporting
includes those policies and
procedures that (1) pertain to the
maintenance of records that,
in reasonable detail, accurately
and fairly reflect the transactions
and
dispositions of the assets of the
company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with generally
accepted accounting principles,
and that receipts and expenditures
 of the company are being made
in accordance with authorizations
 of management and directors of
the company; and (3) provide
reasonable assurance regarding
prevention or timely detection of
the unauthorized acquisition,
use, or disposition of the
company's assets that could
have a material affect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also,
projections of any evaluation
of effectiveness to future periods are
subject to the risk that
controls may become inadequate
because of changes in conditions,
 or that
the degree of compliance with
the policies or procedures may
deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
or employees, in the normal course
of performing their
assigned functions, to prevent or
detect misstatements on a timely
 basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement of
the Fund's annual or interim
financial statements will not be
prevented or detected on a timely
 basis.

Our consideration of the Fund's
 internal control over financial
reporting was for the limited
purpose described in the first
 paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in the
Fund's internal control over
financial reporting and its
operation, including controls
over
safeguarding securities that
we consider to be a material
weakness as defined above as of
November 30, 2008.

This report is intended solely
for the information and use of
management and the Board of
Trustees of Federated Stock
and
Bond and the Securities and
Exchange Commission and is not
intended to be and should not
be used by anyone other than
those specified parties.





/s/ KPMG LLP
Boston, Massachusetts
January 23, 2009